Exhibit 99.1

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

Press Release

AmpliPhi Biosciences Reports First Quarter 2016 Financial Results and

Provides Corporate Update

San Diego, May 12, 2016 – AmpliPhi Biosciences Corporation (NYSEMKT: APHB), a global leader in the development of bacteriophage-based antibacterial therapies to treat drug-resistant infections, today announced its financial results for the first quarter ended March 31, 2016.

“We have made significant progress in 2016, effectively executing on our clinical development and business strategies,” said M. Scott Salka, CEO of AmpliPhi Biosciences. “We acquired additional bacteriophage assets, presented in vitro data for AB-PA01 for Pseudomonas aeruginosa, dosed our first patient and successfully completed the first cohort in our Phase I clinical trial of AB-SA01 for the treatment of Staphylococcus aureus infections in patients with chronic rhinosinusitis. We also saw our outstanding Series B Preferred stock be converted to Common, thereby streamlining our capital structure.”

Highlights Demonstrate Progress in R&D, Governance, and Finance

•	Acquired key bacteriophage assets from Novolytics in January 2016, broadening AmpliPhi’s IP portfolio and accelerating the development of our phage-based therapies
•	AmpliPhi’s collaboration partner, the Westmead Institute’s Centre for Infectious Diseases and Microbiology, received an AUS $860,000 grant from the Australian Government to isolate and develop phages targeting E. Coli and Klebsiella. AmpliPhi will participate in the project by providing its proprietary expertise in bacteriophage isolation, characterization and manufacturing scale-up
•	Appointed Steve Martin as Chief Financial Officer in January 2016, strengthening AmpliPhi’s financial and business management expertise
•	Dosed the first patient in AmpliPhi’s Phase I clinical trial of AB-SA01 for the treatment of Staphylococcus aureus infections in patients with chronic rhinosinusitis
•	The outstanding Series B Preferred stock was converted into common stock, streamlining AmpliPhi’s capital structure
•	Presented in vitro data demonstrating that AB-PA01, AmpliPhi’s proprietary, investigational phage mix, was capable of effectively infecting and killing Pseudomonas aeruginosa (P. aeruginosa) clinical isolates from a global population of patients with and without cystic fibrosis, including multi-drug resistant strains of P. aeruginosa. AB-PA01 also demonstrated activity similar to meropenem in a murine model of acute lung infection
•	Completed dosing of the first cohort in the Phase I clinical trial of AB-SA01 in patients with chronic rhinosinusitis. Three patients each received AB-SA01 twice daily for seven days; treatment was well tolerated and there were no apparent drug-related adverse events. The first patient in the second cohort has been dosed and will receive AB-SA01 twice daily for 14 days. We expect to report results from this study in the second half of 2016.

First Quarter 2016 Financial Results:

•	Cash and cash equivalents as of March 31, 2016 totaled $6.2 million. AmpliPhi anticipates that its current financial resources will provide sufficient cash to fund operations into the third quarter of 2016
•	Revenues related to sublicensing agreements from AmpliPhi’s former gene therapy program were $0.1 million for the quarter ended March 31, 2016 and for the same period in 2015
•	Research and development expenses for the quarter ended March 31, 2016 totaled $2.0 million compared to $1.0 in the same period of 2015. The increase was primarily related to $0.2 million in higher compensation costs, $0.1 million of professional recruiting fees, and $0.4 million for the fair value from the assets acquired from Novolytics
•	General and administrative expenses for the quarter ended March 31, 2016 were $2.6 million compared to $1.4 million for the same period of 2015. The increase was primarily attributable to an increase by $0.8 million in non-cash stock-based compensation related to two new executives, and $0.3 million in incremental legal, accounting and recruitment fees
•	Loss from operations was $4.5 million during the three months ended March 31, 2016 which included $0.9 million of non-cash stock-based compensation, depreciation and amortization expense during the quarter
•	There are currently 8.2 million shares of common stock outstanding
•	AmpliPhi expects to file its Quarterly Report on Form 10-Q on May 12, 2016

For more information, visit www.ampliphibio.com.

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

Press Release

Conference Call Details

AmpliPhi Biosciences will host a conference call and webcast to discuss its first quarter 2016 financial results and provide an update on business activities. The event will be held tomorrow, May 13, 2016, at 8:30 a.m. Eastern Time (ET). The live event can be accessed through AmpliPhi’s website at www.ampliphibio.com under the Events and Presentations section, or by calling 844-745-6357 (US) or 661-378-9813 (outside of the US). The passcode is 10677209. A replay of the discussion will be available beginning at approximately 11:30 a.m. ET tomorrow on AmpliPhi’s website or by calling 855-859-2056 (US) or 404-537-3406 (outside of the US), using conference ID 10677209.

About AmpliPhi Biosciences

AmpliPhi Biosciences Corporation (NYSE MKT: APHB) is a biotechnology company focused on the development and commercialization of novel bacteriophage-based antibacterial therapeutics. AmpliPhi's product development programs target infections that are often resistant to existing antibiotic treatments. AmpliPhi is currently conducting a Phase I clinical trial of AB-SA01 for the treatment of Staphylococcus aureus in chronic rhinosinusitis patients and expects to report final data in the second half of 2016. AmpliPhi is also developing bacteriophage therapeutics targeting Pseudomonas aeruginosa and Clostridium difficile in collaboration with a number of leading organizations focused on the advancement of bacteriophage-based therapies.

About Bacteriophage

Bacteriophage are naturally occurring viruses that are highly specific for the bacterial hosts they infect. They can rapidly kill their host, amplifying themselves in the process. Bacteriophage are unaffected by antibiotic resistance and are able to disrupt bacterial biofilms. Such biofilms are a major line of defense for bacteria, contributing to antibiotic resistance. Bacteriophage are able to penetrate biofilms and replicate locally to high levels, to produce strong local therapeutic effects.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about the value of AmpliPhi’s bacteriophage assets, AmpliPhi’s ability to form collaborations and access technologies, the timing of reporting of data from clinical trials, the sufficiency of cash to fund future operations, the anticipated advancement of AmpliPhi’s pre-clinical and clinical pipelines in 2016, the potential use of bacteriophages to treat bacterial infections, including infections that do not respond to antibiotics, and AmpliPhi’s development of bacteriophage-based therapies. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon AmpliPhi’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in AmpliPhi’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (SEC) on March 30, 2016, and Form 10-Q for the quarter ended March 31, 2016 to be filed with the Securities and Exchange Commission on or about May 12, 2016. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and AmpliPhi undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

For further information please contact
Company and Investor relations:	Media relations (USA)	Media Relations (Europe and ROW)
Matt Dansey AmpliPhi Biosciences +1 858-800-4869 md@ampliphibio.com	Danielle Lewis/Glenn Silver Lazar Partners + 1 212-867-1762 ampliphi@lazarpartners.com	Gemma Howe/Sue Charles Instinctif Partners +44 (0)20 7866 7860 ampliphi@instinctif.com